EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Brian Halligan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-Drequired to be filed in respect of the period covered by this report on Form 10-K of the WFRBS Commercial Mortgage Trust 2014-C21 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as General Master Servicer, National Cooperative Bank, N.A. (as successor to NCB, FSB), as NCB Master Servicer, CWCapital Asset Management LLC, as General Special Servicer, National Cooperative Bank, N.A. (as successor to NCB, FSB), as Co-op Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, TriMont Real Estate Advisors, Inc., as Trust Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Prudential Asset Resources, Inc., as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Montgomery Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Montgomery Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Montgomery Mall Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Montgomery Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Montgomery Mall Mortgage Loan, Situs Holdings, LLC, as Trust Advisor for the Montgomery Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Montgomery Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Montgomery Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Queens Atrium Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Queens Atrium Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Queens Atrium Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Queens Atrium Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Queens Atrium Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Queens Atrium Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Queens Atrium Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Queens Atrium Mortgage Loan.

Dated: March 25, 2019

/s/ Brian Halligan

President

(senior officer in charge of securitization of the depositor)